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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 21, 2020, relating to the financial statements of MDU Resources Group, Inc. and the effectiveness of MDU Resources Group, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MDU Resources Group, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 14, 2020

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  Exhibit 23(a)
  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM